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EXHIBIT 10.44

THE COCA-COLA COMPANY

SEVERANCE PAY PLAN

AS AMENDED AND RESTATED
EFFECTIVE MAY 1, 2003

ARTICLE 1
PURPOSE AND ADOPTION OF PLAN

        The Coca-Cola Company established The Coca-Cola Company Severance Pay Plan (the "Plan") effective as of January 1, 1993 to provide benefits to certain eligible employees of the Company who were terminated by the Company. The Company now amends and restates the Plan effective May 1, 2003. The Plan shall be an unfunded severance pay plan that is a welfare plan as such term is defined by the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), the benefits of which shall be paid solely from the general assets of the Company.

ARTICLE 2
DEFINITIONS

        For purposes of this Plan, the following terms shall have the meanings set forth below.

        Affiliate means any corporation or other business organization in which the Company owns, directly or indirectly, 20% or more of the voting stock or capital at the relevant time.

        Cause means a violation of the Company's Code of Business Conduct or any other policy of the Company or an Affiliate, or gross misconduct.

        CCE means Coca-Cola Enterprises Inc.

        Committee means The Coca-Cola Company Benefits Committee appointed by the Senior Vice President, Human Resources, which shall act on behalf of the Company to administer the Plan as provided in Article 4.

        Company means The Coca-Cola Company.

        Consideration Period means the period given to a Participant to consider whether to sign the release and agreement required under Section 3.1.

        Disability or Disabled means a condition for which a Participant becomes eligible for and receives a disability benefit under the long term disability insurance policy issued to the Company providing Basic Long Term Disability Insurance benefits pursuant to The Coca-Cola Company Health and Welfare Benefits Plan, or under any other long term disability plan that hereafter may be maintained by the Company or any Affiliate.

        International Service Employee means an employee of the Company or any Affiliate who is classified as an International Service Employee on the Company's personnel and payroll systems.

        Participant means:

          (a)   an active, regular, full-time salaried employee of the Company or a Participating Affiliate who works primarily within the United States (one of the fifty states or the District of Columbia), or

          (b)   for the time period of May 1, 2003 through December 31, 2003 only, an active, regular, part-time salaried employee of the Company who works primarily within the United States, or

          (c)   an active, regular, full-time salaried International Service Employee.

        Notwithstanding the foregoing, the term "Participant" shall not include any employee covered by a collective bargaining agreement between an employee representative and the Company or any Affiliate, unless otherwise provided in the collective bargaining agreement. Further, the term "Participant" shall not include any employee who is designated as hourly by the Company (or to the extent applicable, any Affiliate) on its payroll, personnel and benefits system.

        An individual shall be treated as an "employee" for purposes of this Plan for any period only if (i) he is actually classified during such period by the Company (or to the extent applicable, any Affiliate) on its payroll, personnel and benefits system as an employee, and (ii) he is paid for services rendered during such period through the payroll system, as distinguished from the accounts payable department, of the Company or the Affiliate. No other individual shall be treated as an employee under this Plan for any period, regardless of his or her status during such period as an employee under common law or under any statute.

        Participating Affiliate means any Affiliate identified in Appendix A.

        Plan means The Coca-Cola Company Severance Pay Plan as set forth in this document and as hereafter amended from time to time.

        Severance Benefits Committee means the committee appointed by the Senior Vice President, Human Resources to make certain determinations with regard to benefits payable under Article 3 and claims under Article 5 of this Plan.

        Substantially Equivalent Employment means a position in the Company or with an Affiliate, or a position with an entity to whom all or any part of a Company division, subsidiary, or other business segment is outsourced, sold or otherwise disposed (including, without limitation, a disposition by sale of shares of stock or of assets) that, at the time the employment offer is made:

          (a)   provides a principal place of employment of not more than 50 miles from the last principal place of employment with the Company or an Affiliate,

          (b)   maintains the employee's job grade within one level (if new position is with the Company or an Affiliate that uses the same job grades), and

          (c)   provides a total cash compensation opportunity consisting of base plus variable compensation, at target performance, that is at least 90% of total cash compensation opportunity at target performance, of the current position.

        Weekly Pay means 1/52 of a Participant's annual basic salary (as determined by the Committee) as in effect on the date the Committee determines that his active employment terminated. For each Participant whose pay depends at least in part on commissions, "Weekly Pay" shall mean his basic weekly pay rate (as determined by the Committee) as in effect on the date the Committee determines that his active employment terminated, plus the weekly average of his commissions that the Committee determines that he earned during the calendar year immediately preceding the calendar year in which his active employment terminated.

        Years of Service means:

          (a)   for each Participant who is an International Service Employee, the Participant's full and continuous years of employment as a part-time, regular, hourly or salaried employee of the Company or any Affiliate, as determined by the Committee based on the Company's or Affiliate's personnel records; and

          (b)   for each other Participant, the Participant's whole and partial Years of Vesting Service, as defined in the Employee Retirement Plan of The Coca-Cola Company; provided,

          (c)   "Years of Service" shall not include any period of employment with the Company or any Affiliate for which the Participant is receiving or previously has received any severance pay or similar benefits, whether under this Plan or any other plan or arrangement sponsored or paid by the Company or any Affiliate.

ARTICLE 3
BENEFITS

        3.1    Circumstances in Which Benefits are Payable.

          (a)   Position Elimination.    A Participant shall qualify for a benefit under Section 3.3(a) of this Plan as a result of his involuntary loss of employment with the Company, a Participating

  Affiliate, or, solely with respect to an International Service Employee, an Affiliate, if the Severance Benefits Committee in its discretion determines that:

            (1)   his employment terminated as a result of a position elimination announced by the Company, a Participating Affiliate, or, in the case of an International Service Employee, an Affiliate;

            (2)   he was not Disabled immediately prior to his termination of employment;

            (3)   his termination was unrelated to a sale or other disposition, including outsourcing, of all or any part of a division, subsidiary or other business segment (including, without limitation, a disposition by sale of shares of stock or of assets) in which he was employed, unless he was not offered Substantially Equivalent Employment with the purchaser, acquirer or outsource vendor of the division, subsidiary or business segment;

            (4)   he failed (as a result of such termination) to qualify for any severance pay (except as provided under this Plan) or other plan or benefit that the Severance Benefits Committee in its discretion deems to duplicate this Plan and that is sponsored or paid by the Company or any Affiliate; and

            (5)   he properly, timely and unconditionally executes and does not revoke, the release and, if applicable, an agreement on confidentiality and competition required under Section 3.1(e).

          (b)   Other Involuntary Terminations.    A Participant who fails to satisfy the requirements of Section 3.l(a) nevertheless shall qualify for a benefit as a result of his involuntary loss of employment with the Company, a Participating Affiliate, or, solely with respect to an International Service Employee, an Affiliate, if:

            (1)   his employment was not terminated for Cause; and

            (2)   he properly, timely and unconditionally executes, and does not revoke, the release and, if applicable, an agreement on confidentiality and competition required under Section 3.1(e).

  The benefit payable under this Section 3.1(b) shall equal the Participant's Weekly Pay multiplied by four.

          (c)   Discretionary Benefit.    A Participant may qualify for a benefit as a result of his involuntary loss of employment with the Company, a Participating Affiliate or, solely with respect to an International Service Employee, an Affiliate, if:

            (1)   the Severance Benefits Committee acting in its discretion determines that such qualification is in the best interests of the Company;

            (2)   his employment was not terminated for Cause; and

            (3)   he properly, timely and unconditionally executes, and does not revoke, the release and, if applicable, an agreement on confidentiality and competition required under Section 3.1(e).

          The benefit payable under this Section 3.1(c) shall be determined in the sole discretion of the Severance Benefits Committee on a case-by-case basis and the Severance Benefits Committee shall not be bound by prior benefit determinations. However, no benefit payable under this Section 3.1(c) shall exceed the amount of benefit payable under 3.3(a).

          (d)   Factors.    In making the determinations required under this Section 3.1, the Severance Benefits Committee shall have the right to take into account all factors that the Severance Benefits Committee deems relevant under the circumstances.

          (e)   Release, Noncompetition and Nondisclosure Form.    Participants shall be provided with releases and agreements on confidentiality and competition that Participants shall be required to properly, timely and unconditionally execute as a condition to qualifying for a benefit under this Plan, and such documents shall set forth the minimum requirements for a release and an agreement on confidentiality and competition under this Plan. The Severance Benefits Committee, as part of each determination under Section 3.1, also shall determine whether the release for a Participant shall (for reasons sufficient to the Severance Benefits Committee) include requirements in addition to the minimum requirements set forth in the form and shall revise the form release for such Participant accordingly. The Severance Benefits Committee in its sole discretion shall (for reasons sufficient to the Severance Benefits Committee) determine whether a Participant is required also to sign an agreement on confidentiality and competition to qualify for a benefit under this Plan. The Severance Benefits Committee, also shall determine whether the agreements shall contain additional requirements such as, but not limited to, a non-solicitation agreement and a non-disparagement agreement. If a Participant declines to properly, timely and unconditionally execute the release and, if applicable, an agreement on confidentiality and competition required by the Severance Benefits Committee for the benefit described in Section 3.1(a), (b) or (c), the Participant shall not qualify for any benefit under this Plan.

        3.2    Circumstances in Which Benefits are Not Payable.    Notwithstanding any other provision in this Plan to the contrary, an employee is not entitled to benefits under this Plan if the employee:

          (a)   voluntarily terminates employment,

          (b)   prior to receiving any benefit under the Plan, is offered Substantially Equivalent Employment, as determined by the Severance Benefits Committee, with the Company or one of its Affiliates,

          (c)   is offered Substantially Equivalent Employment, as determined by the Severance Benefits Committee, in connection with the sale or other disposition, including outsourcing, of all or any part of a division, subsidiary or other business segment (including, without limitation, a disposition by sale of shares of stock or of assets) in which he was employed, or

          (d)   is terminated for Cause, as determined by the Severance Benefits Committee.

        Notwithstanding the foregoing, if a Participant otherwise eligible for benefits under Section 3.1, is offered Substantially Equivalent Employment with CCE between May 1, 2003 and December, 31, 2003, such Participant will be entitled to benefits under this Plan if he declines such offer of employment.

        3.3    Benefit Formula

          (a)   Position Elimination.    If a Participant qualifies under Section 3.l(a) for a benefit, his benefit under this Plan shall equal his Weekly Pay multiplied by the service factor set forth in the Severance Table for his tier.

Severance Table

Tier	Service Factor
1	104 weeks
2	78 weeks
3	52 weeks
4 and 5	2 weeks for each Year of Service with a minimum service factor of 12 weeks and a maximum service factor of 52 weeks

          (b)   Tiers.    For purposes of this Section 3.3, a Participant shall be assigned to the tier set forth opposite his job grade (as determined from the Company's or Participating Affiliate's payroll records as of the date his employment terminated) and, if applicable, his status as an elected corporate officer of the Company as of the date his employment terminated, under this Section 3.3(b):

Tier	Job Grade
1	18 or higher 17 and elected corporate officer
2	17 and not an elected corporate officer 16 15
3	14 13
4	12 11 10
5	9 8 7 6 5 4 3 2 1

          Notwithstanding the foregoing, a Retail and Attractions employee who is eligible for a benefit under this Plan shall be treated as assigned to Tiers 4 and 5 for purposes of determining his benefit under this Plan.

        3.4    Benefit Payment Form.    If a Participant qualifies for a benefit under this Plan, such benefit shall be paid as soon as practicable after his active employment has terminated, and payment shall be made in the discretion of the Severance Benefits Committee either (i) in a lump sum or (ii) in equal weekly or semi-monthly installments (whichever installment form most closely reflects the Participant's pay period immediately prior to his termination of employment) over a period commencing with the date on which his employment terminated and extending for the period set forth as the Participant's service factor under Section 3.3(a) above; provided no installments shall be paid over a period that exceeds two years from the date that the Participant's employment terminated. At any time during the period in which a benefit under the Plan is paid to a Participant in installments, the Participant may elect to terminate the installments and receive the remaining balance of the benefit in a lump sum payment. No interest whatsoever shall be paid on any benefit under this Plan.

        3.5    Withholding.    The Company shall have the right to take such action as it deems necessary or appropriate in order to satisfy any federal, state or local income or other tax requirement to withhold or make deductions from any benefit otherwise payable under this Plan.

        3.6    Presumed Qualification for Benefits and Obligation to Repay.    If the Consideration Period given to a Participant ends after the date the Company would otherwise commence payment of benefits under this Plan to the Participant under Section 3.3, the Company may commence payment of the benefit to the Participant in accordance with Section 3.3 during the Consideration Period in the installment form. However, if at the end of the Consideration Period the Participant has not properly, timely and unconditionally executed the required release and, if applicable, an agreement on confidentiality and competition, his benefit under this Plan shall cease and the Participant shall return to the Company any benefit payments previously made to him.

        3.7    Forfeiture of Benefit.

          (a)   Reemployment.    If a Participant who is entitled to a benefit under the Plan is reemployed by the Company or any Affiliate, his benefit under the Plan shall cease or be forfeited in accordance with the following:

            (1)   If the Participant is reemployed prior to receiving any benefit under the Plan, he shall forfeit the entire benefit otherwise payable under the Plan.

            (2)   If he is reemployed after benefit payments have commenced in the form of installments, he shall forfeit any remaining installments otherwise payable on and after the date he is reemployed.

            (3)   If he is reemployed after receiving his entire benefit under the Plan in the form of a lump sum, he shall return to the Company that portion of the lump sum equal to the remaining amount of benefit that would have been payable to him, as of the date he is reemployed, if he had received his Plan benefit in the installment form set forth in Section 3.4.

          (b)   Violation of Code of Business Conduct or Company Policy.    If, following the determination that a Participant is entitled to a benefit under the Plan, the Severance Benefits Committee determines that during his employment, the Participant violated the Company's Code of Business Conduct or any other policy of the Company or Participating Affiliate, all or a portion of his benefit under the Plan shall cease or be forfeited. The Severance Benefits Committee has the sole discretion to determine on a case-by-case basis the amount of benefits that will be forfeited in accordance with the following:

            (1)   If the Participant's violation is discovered and verified by the Severance Benefits Committee prior to receiving any benefit under the Plan, he shall forfeit all or a portion of the benefit otherwise payable under the Plan as determined in the Severance Benefits Committee's discretion.

            (2)   If the Participant's violation is discovered and verified by the Severance Benefits Committee after benefit payments have commenced in the form of installments, he shall forfeit all or a portion of any remaining installments otherwise payable on and after the date such violation is verified, and shall return to the Company all or a portion of the installments already received as determined in the Severance Benefits Committee's discretion.

            (3)   If the Participant's violation is discovered and verified by the Severance Benefits Committee after receiving his entire benefit under the Plan in the form of a lump sum, he shall return to the Company all or a portion of the lump sum as determined in the Severance Benefits Committee's discretion.

          (c)   Disability.    If, following the determination that a Participant is entitled to a benefit under the Plan, the Participant becomes Disabled, his benefit under the Plan shall cease or be forfeited in accordance with the following:

            (1)   If the Participant becomes Disabled prior to receiving any benefit under the Plan, he shall forfeit the entire benefit otherwise payable under the Plan.

            (2)   If the Participant becomes Disabled after benefit payments have commenced in the form of installments, he shall forfeit any remaining installments otherwise payable on and after the date he becomes Disabled.

        3.8    No Duplication of Benefits.    If the Severance Benefits Committee determines that the benefit payable under this Plan to a Participant duplicates (directly or indirectly) any other benefit otherwise payable to such Participant by the Company or any Affiliate (including, without limitation, any repatriation payment or allowance or any termination indemnity), the Severance Benefits

Committee shall have the right to reduce the benefit otherwise payable under this Plan to the extent deemed necessary to eliminate such duplication.

ARTICLE 4
ADMINISTRATION

        4.1    Committee.

          (a)   The Committee shall be responsible for the general administration of the Plan. As such, the Committee is the "Plan Administrator" and a "named fiduciary" of the Plan (as those terms are used in ERISA). In the absence of the appointment of a Committee, the functions and powers of the Committee shall reside with the Company. The Committee, in the exercise of its authority, shall discharge its duties with respect to the Plan in accordance with ERISA and corresponding regulations, as amended from time to time.

          (b)   The Committee shall establish regulations for the day-to-day administration of the Plan. The Committee and its designated agents shall have the exclusive right and discretion to interpret the terms and conditions of the Plan and to decide all matters arising with respect to the Plan's administration and operation (including factual issues). Any interpretations or decisions so made shall be conclusive and binding on all persons. The Committee or its designee may pay the expenses of administering the Plan or may reimburse the Company or other person performing administrative services with respect to the Plan if the Company or such other person directly pays such expenses at the request of the Committee.

        4.2    Authority to Appoint Advisors and Agents.    The Committee may appoint and employ such persons as it may deem advisable and as it may require in carrying out the provisions of the Plan. To the extent permitted by law, the members of the Committee and the Severance Benefits Committee shall be fully protected by any action taken in reliance upon advice given by such persons and in reliance on tables, valuations, certificates, determinations, opinions and reports that are furnished by any accountant, counsel, claims administrator or other expert who is employed or engaged by the Committee.

        4.3    Compensation and Expenses of Committee.    The members of the Committee shall receive no compensation for its duties hereunder, but the Committee shall be reimbursed for all reasonable and necessary expenses incurred in the performance of its duties, including counsel fees and expenses. Such expenses of the Committee, including the compensation of administrators, actuaries, counsel, agents or others that the Committee may employ, shall be paid out of the general assets of the Company.

        4.4    Records.    The Committee shall keep or cause to be kept books and records with respect to the operations and administration of this Plan.

        4.5    Indemnification of Committee.    The Company agrees to indemnify and to defend to the fullest extent permitted by law any employee serving as a member of the Committee and the Severance Benefits Committee or as their delegate(s) against all liabilities, damages, costs and expenses, including attorneys' fees and amounts paid in settlement of any claims approved by the Company, occasioned by any act or failure to act in connection with the Plan, unless such act or omission arises out of such employee's gross negligence, willful neglect or willful misconduct.

        4.6    Fiduciary Responsibility Insurance, Bonding.    If the Company has not done so, the Committee may purchase appropriate insurance on behalf of the Plan and the Plan's fiduciaries to cover liability or losses occurring by reason of the acts or omissions of a fiduciary; provided, however, that such insurance to the extent purchased by the Plan must permit recourse by the insurer against the fiduciary in the case of a breach of a fiduciary duty or obligation by such fiduciary. The cost of such insurance shall be paid out of the general assets of the Company. The Committee may also obtain a bond covering all of the Plan's fiduciaries, to be paid from the general assets of the Company.

ARTICLE 5
CLAIMS PROCEDURE

        5.1    Right to File a Claim.    Any Participant who believes he is entitled to a benefit hereunder that has not been received, may file a claim in writing with the Severance Benefits Committee. The Severance Benefits Committee may require such claimant to submit additional documentation, if necessary, in support of the initial claim.

        5.2    Denial of a Claim.    Any claimant whose claim to any benefit hereunder has been denied in whole or in part shall receive a notice from the Severance Benefits Committee within 90 days of such filing or within 180 days after such receipt if special circumstances require an extension of time. If the Severance Benefits Committee determines that an extension of time is required, the claimant will be notified in writing of the extension and reason for the extension within 90 days after the Severance Benefits Committee's receipt of the claim. The extension notice will also include the date by which the Severance Benefits Committee expects to make the benefit determination. The notice of the denial of the claim will set forth the specific reasons for such denial, specific references to the Plan provisions on which the denial was based and an explanation of the procedure for review of the denial.

        5.3    Claim Review Procedure.    A claimant may appeal the denial of a claim to the Committee by written request for review to be made within 60 days after receiving notice of the denial. The request for review shall set forth all grounds on which it is based, together with supporting facts and evidence that the claimant deems pertinent, and the Committee shall give the claimant the opportunity to review pertinent Plan documents in preparing the request. The Committee may require the claimant to submit such additional facts, documents or other material as it deems necessary or advisable in making its review. The Committee will provide the claimant a written or electronic notice of the decision within 60 days after receipt of the request for review, except that, if there are special circumstances requiring an extension of time for processing, the 60-day period may be extended for an additional 60 days. If the Committee determines that an extension of time is required, the claimant will be notified in writing of the extension and reason for the extension within 60 days after the Committee's receipt of the request for review. The extension notice will also include the date by which the Committee expects to complete the review. The Committee shall communicate to the claimant in writing its decision, and if the Committee confirms the denial, in whole or in part, the communication shall set forth the reasons for the decision and specific references to the Plan provisions on which the decision is based. Any suit for benefits must be brought within one year after the date the Committee (or its designee) has made a final denial (or deemed denial) of the claim. Notwithstanding any other provision herein, any suit for benefits must be brought within two years of the date of termination of active employment. No claimant may file suit for benefits until exhausting the claim review procedure described herein.

ARTICLE 6
AMENDMENT AND TERMINATION OF PLAN

        6.1    Amendment of Plan.    The Committee reserves the right to amend the provisions of the Plan at any time to any extent and in any manner it desires by execution of a written document describing the intended amendment(s).

        6.2    Termination of Plan.    The Company shall have no obligation whatsoever to maintain the Plan or any benefit under the Plan for any given length of time. The Company reserves the right to terminate the Plan or any benefit option under the Plan at any time by written document.

        6.3    Inclusion of Participating Affiliates.    Additional Participating Affiliates may be included for participation in the Plan by written action of the Committee.

ARTICLE 7
MISCELLANEOUS PROVISIONS

        7.1    Plan Is Not an Employment Contract.    This Plan is not a contract of employment, and neither the Plan nor the payment of any benefits will be construed as giving to any person any legal or equitable right to employment by the Company or any Affiliate. Nothing herein shall be construed to interfere with the right of the Company of any Affiliate to discharge, with or without cause, any employee at any time.

        7.2    Assignment.    A Participant may not assign or alienate any payment with respect to any benefit that a Participant is entitled to receive from the Plan, and further, except as may be prescribed by law, no benefits shall be subject to attachment or garnishment of or for a Participant's debts or contracts, except for recovery of overpayments made on a Participant's behalf by this Plan.

        7.3    Fraud.    No payments with respect to benefits under this Plan will be paid if the Participant attempts to perpetrate a fraud upon the Plan with respect to any such claim. The Committee shall have the right to make the final determination of whether a fraud has been attempted or committed upon the Plan or if a misrepresentation of fact has been made, and its decision shall be final, conclusive and binding upon all persons. The Plan shall have the right to fully recover any amounts, with interest, improperly paid by the Plan by reason of fraud, attempted fraud or misrepresentation of fact by a Participant and to pursue all other legal or equitable remedies.

        7.4    Offset for Monies Owed.    The benefits provided hereunder will be offset for any monies that the Committee determines are owed to the Company or any Affiliate.

        7.5    Funding Status of Plan.    The benefits provided hereunder will be paid solely from the general assets of the Company, and nothing herein will be construed to require the Company or the Committee to maintain any fund or segregate any amount for the benefit of any Participant. No Participant or other person shall have any claim against, right to, or security or other interest in, any fund, account or asset of the Company from which any payment under the Plan may be made.

        7.6    Construction.    This Plan shall be construed, administered and enforced according to the laws of the State of Georgia, except to the extent preempted by federal law. The headings and subheadings are set forth for convenient reference only and have no substantive effect whatsoever. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person, persons or entity may require.

        7.7    Conclusiveness of Records.    The records of the Company with respect to age, employment history, compensation, and all other relevant matters shall be conclusive for purposes of the administration of, and the resolution of claims arising under, the Plan.

        The Coca-Cola Company has caused this document to be signed by its duly authorized officer, effective as of May 1, 2003.

THE COCA-COLA COMPANY
By:	/s/ CORETHA M. RUSHING Senior Vice President, Human Resources

APPENDIX A
Participating Affiliates

        Rocketcash LLC

AMENDMENT NUMBER ONE TO
THE COCA-COLA COMPANY
SEVERANCE PAY PLAN

        THIS AMENDMENT to The Coca-Cola Company Severance Pay Plan (the "Plan") is adopted by The Coca-Cola Company Benefits Committee (the "Committee").

W I T N E S S E T H:

        WHEREAS, The Coca-Cola Company currently maintains the Plan for the benefit of its eligible employees; and

        WHEREAS, Section 6.1 of the Plan provides that the Committee may amend the Plan at any time; and

        WHEREAS, the Committee wishes to amend the Plan in order to clarify the definitions of "Participant" and "Years of Service" and to clarify the claims procedure.

        NOW, THEREFORE, the Committee hereby amends the Plan as follows, effective as of May 1, 2003:

        1.     The definition of "Participant" shall be restated in its entirety to read as follows:

            "Participant means:

              (a)   an active, regular, full-time salaried or exception hourly employee of the Company or a Participating Affiliate who works primarily within the United States (one of the fifty states or the District of Columbia), or

              (b)   for the time period of May 1, 2003 through December 31, 2003 only, an active, regular, part-time salaried or exception hourly employee of the Company who works primarily within the United States, or

              (c)   an active, regular, full-time salaried International Service Employee.

            Notwithstanding the foregoing, the term "Participant" shall not include any employee covered by a collective bargaining agreement between an employee representative and the Company or any Affiliate, unless otherwise provided in the collective bargaining agreement. Further, the term "Participant" shall not include any employee who is designated as hourly by the Company (or to the extent applicable, any Affiliate) on its payroll, personnel and benefits system.

            An individual shall be treated as an "employee" for purposes of this Plan for any period only if (i) he is actually classified during such period by the Company (or to the extent applicable, any Affiliate) on its payroll, personnel and benefits system as an employee, and (ii) he is paid for services rendered during such period through the payroll system, as distinguished from the accounts payable department, of the Company or the Affiliate. No other individual shall be treated as an employee under this Plan for any period, regardless of his or her status during such period as an employee under common law or under any statute. In addition, an individual shall be treated as a "salaried" or "exception hourly" employee for purposes of this Plan only if he is actually classified during such period by the Company or an Affiliate on its payroll, personnel and benefits system as a salaried or exception hourly employee."

  2.
  The definition of "Years of Service" shall be amended by restating paragraph (b) in its entirety to read as follows:

            "(b) for each other Participant, the Participant's whole Years of Vesting Service, as defined in the Employee Retirement Plan of The Coca-Cola Company; provided,"

  3.
  Section 5.1 shall be restated in its entirety to read as follows:

            "Right to File a Claim.    Any Participant who believes he is entitled to a benefit hereunder that has not been received, may file a claim in writing with the Severance Benefits Committee. The claim must be filed within one year after the date of the Participant's termination of active employment. The Severance Benefits Committee may require such claimant to submit additional documentation, if necessary, in support of the initial claim."

        IN WITNESS WHEREOF, the Committee has adopted this Amendment Number One on the date shown below, but effective as of the date indicated above.

The Coca-Cola Company Benefits Committee
By:	/s/ BARBARA S. GILBREATH
Date:	11/14/03

AMENDMENT NUMBER TWO TO
THE COCA-COLA COMPANY
SEVERANCE PAY PLAN

        THIS AMENDMENT to The Coca-Cola Company Severance Pay Plan (the "Plan") is adopted by The Coca-Cola Company Benefits Committee (the "Committee").

W I T N E S S E T H:

        WHEREAS, The Coca-Cola Company currently maintains the Plan for the benefit of its eligible employees;

        WHEREAS, Section 6.1 of the Plan provides that the Committee may amend the Plan at any time; and

        WHEREAS, the Committee wishes to amend the Plan.

        NOW, THEREFORE, the Committee hereby amends the Plan as follows, effective as of January 1, 2004:

  1.
  The definition of "Committee" shall be restated in its entirety to read as follows:

          "Committee means The Coca-Cola Company Benefits Committee appointed by the Senior Vice President, Human Resources (or the most senior Human Resources officer of the Company), which shall act on behalf of the Company to administer the Plan as provided in Article 4."

  2.
  Section 3.2 shall be restated in its entirety to read as follows:

          "3.2    Circumstances in Which Benefits are Not Payable.    Notwithstanding any other provision in this Plan to the contrary, an employee is not entitled to benefits under this Plan if the employee:

            (a)   voluntarily terminates employment,

            (b)   prior to receiving any benefit under the Plan, is offered Substantially Equivalent Employment, as determined by the Severance Benefits Committee, with the Company or one of its Affiliates,

            (c)   is offered Substantially Equivalent Employment, as determined by the Severance Benefits Committee, in connection with the sale or other disposition, including outsourcing, of all or any part of a division, subsidiary or other business segment (including, without limitation, a disposition by sale of shares of stock or of assets) in which he was employed,

            (d)   is terminated for Cause, as determined by the Severance Benefits Committee,

            (e)   waived participation in the Plan through any means, or

            (f)    has entered into an individual employment agreement with the Company or a Participating Affiliate (unless such agreement specifically provides for severance benefits to be paid under this Plan)."

        3.     Appendix A shall be amended by restating it in its entirety substantially in the form attached hereto as reference.

        IN WITNESS WHEREOF, the Committee has adopted this Amendment Number Two on the date shown below, but effective as of the date indicated above.

The Coca-Cola Company Benefits Committee
By:	/s/ BARBARA S. GILBREATH
Date:	4/14/04

APPENDIX A

Participating Affiliates

  •
  Rocketcash LLC

  •
  Caribbean International Sales Corporation, Inc.

AMENDMENT NUMBER THREE TO
THE COCA-COLA COMPANY
SEVERANCE PAY PLAN

        THIS AMENDMENT to The Coca-Cola Company Severance Pay Plan (the "Plan") is adopted by The Coca-Cola Company Benefits Committee (the "Committee").

W I T N E S S E T H:

        WHEREAS, The Coca-Cola Company currently maintains the Plan for the benefit of its eligible employees;

        WHEREAS, Section 6.1 of the Plan provides that the Committee may amend the Plan at any time; and

        WHEREAS, the Committee wishes to amend the Plan.

        NOW, THEREFORE, the Committee hereby amends the Plan as follows, effective as of January 1, 2005:

        1.     The definition of "Participant" shall be amended by adding the following new subsection (d):

            "(d) a regular, full-time salaried employee of the Company or a Participating Affiliate who works primarily within the United States (one of the fifty states or the District of Columbia) and who is on an approved military leave of absence when his or her position is eliminated pursuant to Section 3.1(a)."

        2.     Appendix A shall be amended by restating it in its entirety substantially in the form attached hereto as reference.

        IN WITNESS WHEREOF, the Committee has adopted this Amendment Number Three on the date shown below, but effective as of the date indicated above.

The Coca-Cola Company Benefits Committee
By:	/s/ BARBARA S. GILBREATH
Date:	12/15/04

APPENDIX A

Participating Affiliates

  •
  Rocketcash LLC

  •
  Caribbean International Sales Corporation, Inc.

  •
  Coca-Cola Properties, LLC

QuickLinks

ARTICLE 1 PURPOSE AND ADOPTION OF PLAN
ARTICLE 2 DEFINITIONS
ARTICLE 3 BENEFITS
Severance Table
ARTICLE 4 ADMINISTRATION
ARTICLE 5 CLAIMS PROCEDURE
ARTICLE 6 AMENDMENT AND TERMINATION OF PLAN
ARTICLE 7 MISCELLANEOUS PROVISIONS
APPENDIX A Participating Affiliates
AMENDMENT NUMBER ONE TO THE COCA-COLA COMPANY SEVERANCE PAY PLAN
W I T N E S S E T H
AMENDMENT NUMBER TWO TO THE COCA-COLA COMPANY SEVERANCE PAY PLAN
W I T N E S S E T H
APPENDIX A Participating Affiliates
AMENDMENT NUMBER THREE TO THE COCA-COLA COMPANY SEVERANCE PAY PLAN
W I T N E S S E T H
APPENDIX A Participating Affiliates